NEWS RELEASE

                                                                        CONTACT:
                                                                 Karen L. Howard
                              Vice President-Finance and Chief Financial Officer
                                                   Columbus McKinnon Corporation
                                                            Phone:  716-689-5550
                                                        karen.howard@cmworks.com


               COLUMBUS MCKINNON NAMES NICHOLAS PINCHUK A DIRECTOR
  PRESIDENT OF WORLDWIDE COMMERCIAL AND INDUSTRIAL GROUP, SNAP-ON INCORPORATED
                         JOINS CMCO BOARD OF DIRECTORS

Amherst,  New York,  January 31, 2007 - Columbus McKinnon  Corporation  (NASDAQ:
CMCO), a leading designer, manufacturer and marketer of material handling products, today announced that its Board of Directors appointed Nicholas T. Pinchuk, President of the Worldwide Commercial and Industrial Group of Snap-On Incorporated (NYSE: SNA), a Director of Columbus McKinnon. Mr. Pinchuk, who is also a Senior Vice President of Snap-On Incorporated, an S&P 500 company and leading global innovator, manufacturer and marketer of tools, diagnostics and equipment solutions for professional users, joined Snap-On in 2002. Prior to that, Mr. Pinchuk served in several executive operational and financial management positions at United Technologies Corporation, including President, Global Refrigeration Operations of its Carrier Corporation unit and President of Carrier's Asia-Pacific Operations. He also served in financial and engineering managerial staff positions at the Ford Motor Company from 1972 to 1983. Mr. Pinchuk also held the rank of First Lieutenant in the United States Army from 1970 to 1971. He holds Masters and Bachelor of Science degrees in Electrical Engineering from Rensselaer Polytechnic Institute and also received a Masters of Business Administration degree from the Harvard Business School.
     Columbus McKinnon President and Chief Executive Officer Timothy T. Tevens commented, "Nick is an outstanding addition to our Board bringing over 30 years of executive level financial, strategic, sales and operational experience at leading multinational manufacturing companies. The Commercial and Industrial Group he leads at Snap-On sells into markets similar to Columbus McKinnon, where his perspective will be valuable as we increase our investments in marketing, product development and channel expansion."
     Ernest R. Verebelyi, Chairman of the Board of Columbus McKinnon added, "Nick's experience and successful track record in Asia-Pacific markets at both Snap-On and United Technologies will be especially helpful as we continue our expansion into international markets, particularly the Far East. We look forward to the many contributions he will make as a Director of Columbus McKinnon."
     This appointment follows an extensive search and increases the number of directors currently serving on Columbus McKinnon's Board of Directors to eight. Mr. Pinchuk will stand for election by shareholders at the Company's next annual meeting to be held in the summer of 2007.


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ABOUT COLUMBUS MCKINNON
-----------------------

Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of material handling products, systems and services, which efficiently and ergonomically move, lift, position or secure material. Key products include hoists, cranes, chain and forged attachments. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available on its web site at http://www.cmworks.com.
----------------------


SAFE HARBOR STATEMENT

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenue and earnings, and involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including changes in accounting regulations and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.



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